June 18, 2002



Mr. Edward E. Babcock, Jr.
Adelphia Business Solutions, Inc.
One North Main Street
Condesport, Pennsylvania  16915


         Re:  Proposed Secured Debtor in Possession Priming Credit Facility


Dear Mr. Babcock:

Based on our recent discussions, we are pleased to express the interest of Beal Capital Markets, Inc. (the "Lender"), a wholly owned subsidiary of Beal Bank, S.S.B., in underwriting a new Secured Debtor in Possession Priming Credit Facility of approximately $15 million (the "Proposed Facility") for Adelphia Business Solutions, Inc. ("ABIZ"), and the other "Borrowers" specified in the Summary of Terms and Conditions attached as Exhibit A hereto (the "Proposal Outline"), to be used for the purposes described in the Proposal Outline. This letter and the attached Proposal Outline replace our earlier proposal letter (and accompanying outline), dated June 10th, which expired unaccepted in accordance with its terms.

You have advised us that those of the Borrowers who are not Debtors and Debtors in Possession in the proceedings under Chapter 11 of the Bankruptcy Code currently pending in the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") will, prior to the entry of the "Final Order" described in the Proposal Outline, file petitions with the Bankruptcy Court for orders for relief under Chapter 11 of the Bankruptcy Code and seek joint administration of their cases. The Proposal Outline has been drafted anticipating such filings.

The Proposal Outline also has been drafted based upon our understanding that the Borrowers will not be seeking any interim order of the Bankruptcy Court approving the Proposed Facility. If this understanding is inaccurate, kindly so advise us so we may revise the Proposal Outline accordingly. This proposal letter is issued anticipating that the "Final Order" would be entered and become final by August 15, 2002.

In response to your request, the Lender is pleased to submit the Proposal Outline. The Proposal Outline is not intended to be inclusive of all of the terms and conditions which the Lender may determine to be necessary or appropriate in connection with the Proposed Facility or any other credit facility. At the present time, the Lender is unable to predict whether credit approval for the Proposed Facility, or any other credit facility, ultimately will be recommended or obtained by the Lender and, if so recommended and obtained, what additional or alternate terms and conditions such credit approval may be conditioned upon.

Nevertheless, the Lender is willing to continue its due diligence and related efforts necessary for the Lender to determine whether to underwrite the Proposed Facility, which due diligence may include, without limitation, field examinations and appraisals, as well as verification of the ownership by the Borrowers and the Guarantors (as defined in the Proposal Outline) of their assets as described to the Lender. Whether or not credit approval for the Proposed Facility ultimately is recommended or obtained and, if obtained, whether or not the Proposed Facility ultimately is consummated, the Borrowers and Guarantors shall jointly and severally agree to pay all reasonable out-of-pocket fees and expenses incurred by the Lender in connection with such due diligence and the negotiation of the Proposed Facility, together with all of the costs and expenses of the Lender (including but not limited to the fees and expenses of the Lender's counsel and financial and other advisors) including, but not limited to, such fees and expenses incurred to date.

The rights of the Lender hereunder shall be fully assignable to Beal Bank, S.S.B. or to any wholly owned affiliate of Beal Bank, S.S.B. Upon any such assignment by the Lender, all references to the Lender and to DIP Lender in the Proposal Outline shall automatically be to such assignee.

As part of the acceptance of this proposal letter, there shall be delivered to the Lender a deposit of $250,000 (the "Initial Deposit"), of which $50,000 was received by us on Wednesday, June 12th. As we have discussed, the source of the Initial Deposit (including the amount already paid) and the arrangements under which it is paid to us shall be subject to our approval. Based upon our understanding to date, payment of the Initial Deposit by Adelphia Business Solutions of Pennsylvania, Inc. ("ABIZ-PA") would be acceptable, and this proposal letter is issued anticipating that ABIZ-PA is the source of the Initial Deposit. It is not possible to predict whether the Initial Deposit will be sufficient to cover all of our expenses. Accordingly, although we will keep ABIZ apprised periodically on the amount of our expenses, by acceptance of this proposal letter the Borrowers and Guarantors shall be deemed to have agreed to deliver to the Lender from time to time such additional deposits as may be necessary to cover expenses in excess of the Initial Deposit (together with the Initial Deposit, the "Deposit"). The Borrowers and Guarantors shall agree to obtain such approvals as the Lender determines to be necessary or appropriate with respect to, inter alia, the payment of the Deposit and all terms relating thereto.

In the event the Proposed Facility is consummated, then the Deposit, less all reimbursable expenses, will be applied to closing fees and expenses. In the event the Proposed Facility is not consummated due to the Lender's decision not to approve the Proposed Facility, then the Deposit, less all reimbursable expenses, will be returned to the applicable payer(s). If, on the other hand, the Lender decides to approve the Proposed Facility and the Proposed Facility is not consummated for any reason whatsoever, then the Lender will be entitled to retain all unused portions of the Deposit.

In connection with the Proposed Facility, the Borrowers shall agree to provide to the Lender, in a reasonably prompt manner, and in any event at or before such time as the Lender may deem necessary for a complete and satisfactory review by the Lender, all such documents, reports, agreements, financial and other information, environmental reports and other items as the Lender or its counsel may reasonably request with respect to the Borrowers and the Guarantors and their businesses.

The terms of this proposal letter and the Proposal Outline shall be governed by the laws of the State of New York and may be modified only pursuant to a writing signed by the Lender. The terms of this proposal letter and the Proposal Outline are confidential and, except for disclosure on a confidential basis to accountants, attorneys and other professional advisors retained by the Borrowers and Guarantors in connection with the Proposed Facility or as may be required by law, may not be disclosed in whole or in part to any other person or entity without the prior written consent of the Lender.

All of the Borrowers' and the Guarantors' reimbursement, indemnification and confidentiality obligations set forth in this proposal letter shall survive the termination of this proposal letter and shall remain in full force and effect regardless of whether the Lender obtains necessary internal approvals and agrees to underwrite all or any portion of the Proposed Facility.

In the event the Borrowers and Guarantors breach any of their obligations or agreements set forth in this proposal letter, at the Lender's option this proposal letter shall terminate and any unused portion of the Deposit and any fees paid to the Lender prior to such termination would be forfeited.

This proposal letter is not a commitment of any kind on the Lender's part and is not to be construed or relied on by the Borrowers or anyone else as a commitment. As indicated earlier, establishment of the Proposed Facility and any lending commitment thereunder on the part of the Lender would be subject to the completion of a field examination and other due diligence, as well as the internal credit approval of the Proposed Facility by the Lender (which, to date, has neither been recommended nor obtained), completion and execution of appropriate loan documentation in form and substance satisfactory to the Lender in its sole discretion, and satisfaction of the closing and funding conditions to be contained therein.

If the foregoing represents your understanding and agreement, the following items are needed for acceptance: (i) the countersignature of ABIZ and ABIZ-PA to this proposal letter; and (ii) payment of the balance of the Initial Deposit. These items would need to be received by the Lender no later than 5:00 p.m., New York time, on Wednesday, June 19, 2002, after which time this proposal letter shall expire unless previously accepted.

Although the Lender will not require, as a condition to acceptance of this proposal letter, an acknowledgement and agreement by Adelphia Communications Corporation ("ACC") to this proposal letter and the Proposal Outline, both the

Proposal Outline and the definitive loan documentation will continue to require written subordinations and other items from ACC as a condition precedent to the closing of the Proposed Facility.

In the event that the Proposed Facility receives internal approval by the Lender and the Proposed Facility is consummated and the Borrowers propose a plan of reorganization acceptable to the Lender, the Lender would be willing to consider providing exit financing on terms and conditions satisfactory to the Lender.

We look forward to working with you in the weeks ahead.

Very truly yours,

BEAL CAPITAL MARKETS, INC.

By:
Title:


ACKNOWLEDGED, AGREED & ACCEPTED:

ADELPHIA BUSINESS SOLUTIONS, INC.

By:
Title:

The undersigned does hereby acknowledge & agree to the foregoing, and does hereby confirm that it is the payer of the Initial Deposit (including the $50,000 preliminary payment).

ADELPHIA BUSINESS SOLUTIONS OF PENNSYLVANIA, INC.

By:
Title:

                                    EXHIBIT A

                                PROPOSAL OUTLINE

                          SECURED DEBTOR IN POSSESSION
                             PRIMING CREDIT FACILITY

                         SUMMARY OF TERMS AND CONDITIONS


This Proposal Outline of Summary of Terms and Conditions (this "Proposal Outline") outlines certain salient terms of the proposed debtor in possession financing. Reference should be made to the proposal letter to which this Proposal Outline is attached (the "Proposal Letter") for the circumstances under which this Proposal Outline is issued. This Proposal Outline and the Proposal Letter do not constitute, individually or collectively, any lending commitment on the part of Beal Capital Markets, Inc., or Beal Bank, S.S.B., or of any of their affiliates.


Borrowers:               Adelphia Business Solutions, Inc. ("ABIZ"), and each
                         direct or indirect subsidiary of ABIZ (with certain specific exceptions detailed below) (such subsidiary borrowers, together with ABIZ, the "Borrowers"), as debtors and debtors in possession under title 11 of the United States Code (the "Bankruptcy Code") in cases that currently are pending or that shall be pending
                         (the "Cases") at the time of the entry of the Final
                         Order (as defined herein) in the Bankruptcy Court for the Southern District of New York (the "Bankruptcy
                         Court") and as to which Cases an order of joint administration shall have been entered as to all of the Borrowers. Each of the Borrowers shall be jointly and severally liable to repay all indebtedness under the DIP Loan Agreement (as defined herein). The direct and indirect subsidiaries of ABIZ that shall be excluded as Borrowers shall be Adelphia Business Solutions of
                         Pennsylvania, Inc., a Pennsylvania corporation
                         ("ABIZ-PA"), PECO Hyperion Telecommunications, a
                         Pennsylvania general partnership ("PHT"), Susquehanna
                         Adelphia Business Solutions, a Pennsylvania general partnership ("SABS"), and Adelphia Business Solutions
                         Capital, Inc., a Delaware corporation ("ABIZ-Capital").
                         Exclusion is premised on their ownership, assets and businesses not varying in any materially adverse manner from those heretofore described to DIP Lender (as defined herein).

Guarantors:              ABIZ-PA and ABIZ-Capital (the "Guarantors") shall
                         jointly and severally guarantee all indebtedness under the DIP Loan Agreement. (PHT and SABS shall be excluded as guarantors. Exclusion is premised on their ownership, assets and businesses not varying in any materially adverse manner from those heretofore described to DIP Lender.)

DIP Lender:              Beal Capital Markets, Inc., or Beal Bank, S.S.B. or any
                         wholly owned affiliate of Beal Bank, S.S.B., as assignee of Beal Capital Markets, Inc. (the "DIP
                         Lender").

Credit Facility:         The loan to be made under the DIP Loan Agreement
                         (the "DIP Loan") would consist of a single-draw term loan credit facility (the "Facility") in an aggregate principal amount of $15,000,000. The ultimate amount of the Facility shall be subject to (among other things) the DIP Lender's determination of the appraised value of the DIP Collateral (as defined herein).

Drawdown:                The DIP Loan shall be advanced in one drawdown, on the
                         Closing Date. Such drawdown shall be subject to the conditions set forth herein or to be set forth in the definitive loan documentation. No portion of the Facility shall be available for drawdown after the Closing Date.

Use of Proceeds:         The proceeds of the DIP Loan shall be used by the
                         Borrowers and the Guarantors in accordance with the terms of the postpetition financing agreement described herein (the "DIP Loan Agreement") (i) to fund post-Closing Date operating expenses of the Borrowers and Guarantors in accordance with, but limited to, the Cash Budget (as defined herein), (ii) to fund certain post-petition but pre-Closing Date fees accrued under the management services agreement
                         (the "ABIZ/ACC Management Services Agreement") between
                         ABIZ and Adelphia Communications Corporation ("ACC"), to the extent included in the Cash Budget, and (iii) to pay all fees and expenses as provided under the DIP
                         Loan Agreement.

Cash Budget and
Business Plan:           Sufficiently in advance of the Closing Date, the
                         Borrowers shall have provided to the DIP Lender: (a) a cash operating budget for the period from July 1, 2002 through June 30, 2003 (the "DIP Budget Period") in form and substance satisfactory to the DIP Lender in its sole discretion (the "Cash Budget"), reflecting, on a line-item basis, anticipated cash receipts and expenditures of the Borrowers and Guarantors on a month-by-month basis for the DIP Budget Period; (b) a business plan reflecting, on a month-by-month basis, anticipated profits and losses and financial condition of the Borrowers and the Guarantors for the DIP Budget
                         Period, in form and substance satisfactory to the DIP
                         Lender in its sole discretion (the "Business Plan");
                         and (c) such other financial information as the DIP

                         Lender may require to monitor compliance with the Free Cash Flow Variance (as defined herein).

                         Each month during the term of the DIP Loan Agreement, the Borrowers shall provide to the DIP Lender a copy of a variance report (the "Variance Reports") reflecting variances from the Cash Budget and the Business Plan, including any Free Cash Flow Variance, for such month and for any period-to-date that the DIP Lender may require, and including a written explanation of such variances, due as follows: (a) within 5 days after the end of each calendar month, in the case of a Variance Report pertaining to the Cash Budget; and (b) within 30 days after the end of each calendar month, in the case of a Variance Report pertaining to the Business Plan and any Free Cash Flow Variance.

Term: The DIP Loan shall be repaid in full at the earliest to occur of (i) one year after the Closing Date, but not later than June 30, 2003 (the "Maturity Date"), (ii) the Termination Date (as defined herein) and (iii) the effective date of a plan of reorganization or liquidation for any of the Borrowers. The DIP Loan also is subject to earlier mandatory repayments as detailed below, but there is no scheduled amortization prior to the Maturity Date.

Closing Date:            The date upon which all conditions precedent to the
                         making of the initial extension of credit are satisfied
                         (the "Closing Date").

Interest Rates and
Payment Dates:           The non-default rate of interest with respect to the
                         DIP Loan shall be the Prime Rate plus 4% per annum, but in no event less than 12% per annum (the "Non-Default
                         Rate"). The "Prime Rate" will be the highest of the Prime Rates published in the Money Rates section of the Wall Street Journal as the base rate on corporate loans. In the event the Prime Rate as published in the Wall Street Journal ceases to exist or the Wall Street
                         Journal ceases publishing a Prime Rate, the DIP Lender will substitute a comparable index which is outside the control of the DIP Lender. In the event of an error by the Wall Street Journal, the "Prime Rate" will be based upon the Prime Rate as corrected.

                         The default rate of interest with respect to the DIP Loan (applicable after the occurrence of an Event of Default) shall be the Non-Default Rate plus 4% per annum.

                         Interest shall be payable in cash, monthly in arrears.

Closing Date
Financing Fee:           A closing fee (the "Closing Fee") equal to 6% of the
                         aggregate facility (i.e., $900,000), fully earned as of the Closing Date, shall be paid on the Closing Date to the DIP Lender.

Monthly Administration
Fee: A monthly administration fee of $15,000 shall be paid to the DIP Lender on the Closing Date and the first day of each month thereafter so long as any portion of the DIP Loan is outstanding.

Nature of Fees:          Non-refundable under all circumstances.

Voluntary Prepayments:   Permitted at any time, upon 5 business days'
                         prior written notice and in reasonable increments to be established in the DIP Loan Agreement, without prepayment penalty.

Mandatory Repayments:    (a)  Mandatory  repayment of the DIP Loan under the
                         Facility shall be required in an amount equal to 100% of insurance and condemnation proceeds arising from, derived or related to the DIP Collateral (as defined herein), in each case received by any of the Borrowers or the Guarantors.

                         (b) Asset Sales:

                             (i) General Rule: Except for Paydown Permitted Asset Sales and Non-Paydown Permitted Asset Sales, any sale of assets shall be subject to the approval of the DIP Lender, not to be unreasonably withheld or delayed. As a condition to such approval, the DIP Lender may require that the net sale proceeds thereof shall be applied to repayment of the DIP Loan.

                             (ii) "Paydown Permitted Asset Sales": Sale of equipment and inventory (each as defined below) of the Borrowers shall be permitted with notice to but without prior approval of the DIP Lender, subject to the following: (A) all such sales shall be for fair value, in bona fide arm's-length transactions with third party purchasers (any ABIZ entity or ACC entity or member of the Rigas family, or any of their respective affiliates, shall not be eligible purchasers); (B) the gross purchase price for any item must not exceed $500,000, and must be payable entirely in cash at closing; (C) the net purchase price for any item must equal at least 25% of the net book value of such item; (D) such sale otherwise must be permitted without further order of the Bankruptcy Court, in accordance with the Omnibus Sale Order; and (E) all net proceeds of any such sale shall be applied to repayment of the DIP Loan. The DIP Lender would retain the right to object to any such sale, in accordance with the Omnibus Sale Order. The "Omnibus Sale Order" would be defined by reference to the final order substantially in the form of the draft thereof received by the DIP Lender on June 17, 2002 (or any later modification as to which the DIP Lender had approved).

                             (iii) "Non-Paydown Permitted Asset Sales": Sale of
                                   equipment and inventory (each as defined below) of the Borrowers pertaining to specified noncontinuing markets shall be permitted with notice to but without prior approval of the DIP Lender and without requiring that the net sale proceeds be applied to the repayment of the DIP Loan, subject to the following: (A) all such sales shall be for fair value, in bona fide arm's-length transactions with third party purchasers (any ABIZ entity or ACC entity or member of the Rigas family, or any of their respective affiliates, shall not be eligible purchasers); (B) the gross purchase price for any item must not exceed $50,000, and must be payable entirely in cash at closing; (C) the aggregate gross purchase price of all such sales in any calendar month must not exceed $400,000; and (D) all net proceeds shall be retained by the Borrowers and applied to the expenses detailed in the Cash Budget. Non-Paydown Permitted Asset Sales would be limited to equipment and inventory that at all times since the ABIZ petition date have been located in such specified noncontinuing markets, except that sales also would be permitted as to any such equipment and inventory that has since been relocated to centralized warehouses.

                             (iv) For purposes of delineating permitted asset sales, "equipment" and "inventory" would be defined by reference to the New York Uniform Commercial Code ("NYUCC") and, for clarification purposes, would specifically include desks, chairs, lamps, file cabinets, computer equipment and telecommunications equipment. However, "fixtures" (as defined in the NYUCC) would be excluded.

                             (v) If any asset sale would satisfy the criteria both for Paydown Permitted Asset Sales and Non-Paydown Permitted Asset Sales, depending on the application of net sale proceeds, then the Borrowers may elect to treat such sale as one or the other, and shall apply net sale proceeds accordingly. Any such election, once made, shall be irrevocable.

                             (vi) The Cash Budget would be reduced by the amount of any expenses associated with assets sold under clauses (i), (ii) or (iii), unless the DIP Lender otherwise agreed in its reasonable discretion.

Collateral and Priority: All  obligations  of the  Borrowers  and the
                         Guarantors to the DIP Lender, including, without limitation, all principal and accrued interest, costs, fees and expenses (collectively, the "DIP Obligations") shall be:

                         (a) Secured (subject to the Carve-Out (as defined herein)), by a first priority, fully perfected security interest in and lien on all of the existing and after acquired assets (tangible, intangible, real, personal and mixed) of the Borrowers and the Guarantors, including, without limitation, all cash, cash equivalents, bank accounts, accounts, other receivables, chattel paper, contract rights, contracts, real estate, leasehold interests, inventory, capital stock in subsidiaries, investment property, instruments, documents, securities (whether or not marketable and specifically including the stock, limited liability company and partnership interests of each direct and indirect subsidiary of ABIZ), equipment, vehicles, fixtures, franchise rights, patents, tradenames, copyrights, intellectual property, general intangibles (including any avoidance actions under the Bankruptcy Code), investment property, rights to payment including tax refund claims, insurance proceeds, tort claims and all substitutions, accessions, products and proceeds of the foregoing, wherever located, including insurance or other proceeds (collectively, the "DIP Collateral"). However, the DIP Collateral would not include the pledge of ABIZ-PA's partnership interest in PHT and SABS, or the pledge of any assets of those two partnerships. The DIP Lender's lien in the DIP Collateral would be subject only to the following:
                              (x) those valid, perfected and enforceable liens of record as of the ABIZ petition date and only to the extent set forth in Schedule 8.2 to the Secured Debtor in Possession Credit and Security Agreement dated as of March 27, 2002 (the "Subordinate DIP Loan Agreement") among ABIZ, the other borrowers and guarantors party thereto, the lenders from time to time party thereto (the "Subordinate DIP Lenders") and ACC as Administrative Agent (the "Subordinate DIP Agent";

                              collectively with the Subordinate DIP Lenders, the "Subordinate DIP Creditors") (the "Permitted Pre-Petition Liens"); and (y) certain liens (the "Permitted Wachovia Liens") in favor of Wachovia Bank on cash collateral in the amounts, and securing the obligations, described below. The DIP Lender shall have a second priority lien on and security interest in the collateral subject to the Permitted Pre-Petition Liens;

                         (b)  Accorded administrative priority status under
                              section 364(c)(1) of the Bankruptcy Code, having a superpriority over any and all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, including any superpriority administrative claims granted the Subordinate DIP Creditors, subject only to the Carve-Out; and

                         (c) Joint and several among the Borrowers and the Guarantors and senior in right of payment to any obligations owed by the Borrowers or the Guarantors to the Subordinate DIP Creditors under the Subordinate DIP Loan Agreement.

                         All DIP Collateral shall be free and clear of any and all liens, claims and encumbrances, except for: (1) those in favor of the DIP Lender as specified herein;
                         (2) the Permitted Pre-Petition Liens; (3) the liens granted in favor of the Subordinate DIP Creditors pursuant to the Subordinate DIP Loan Agreement and the April Interim DIP Order (as defined herein) (which liens shall be subordinated, in form and substance satisfactory to the DIP Lender, to the liens of the DIP Lender); (4) the Permitted Wachovia Liens; and (5) the Permitted Post-Petition Liens (as such term will be defined in the DIP Loan Agreement) . In the event that the trustee (the "Notes Trustee") for the holders of the Senior Secured Notes (as defined herein) is granted a lien on any of the DIP Collateral (other than the continuing lien in the stock referenced on Schedule 8.2 of the Subordinate DIP Loan Agreement), it shall be a condition that such lien (A) be granted as adequate protection, as determined by the Bankruptcy Court, for any diminution of the value of such stock since the ABIZ petition date, (B) be limited to the underlying assets of those entities whose stock had been pledged to the Notes Trustee and (C) be subordinated, in form and substance satisfactory to the DIP Lender in its sole discretion, to the liens of the DIP Lender and the Subordinate DIP Creditors. In all cases, subordination shall require priority in the DIP Lender of its liens and claims and standstill by the subordinated creditors with respect to their liens and claims.

                         The foregoing liens on the DIP Collateral and the administrative priority claim shall be subject to a carve-out (the "Carve-Out") for (i) following termination of the Facility as provided for herein as the result of a Default or an Event of Default (as each such term will be defined in the DIP Loan Agreement), the payment of allowed and unpaid professional fees and disbursements incurred by the professionals retained, pursuant to sections 327 or 1103(a) of the Bankruptcy Code, by the Borrowers and the statutory committee of unsecured creditors appointed in the Cases in an aggregate amount not to exceed $1,500,000, and (ii) unpaid quarterly fees required to be paid pursuant to 28 U.S.C. & 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that neither the Carve-Out nor the Cash Budget shall include professional fees and disbursements incurred in connection with asserting any claims, causes of action, motions, adversary proceedings, objections, interests or other litigation against the DIP Lender or the Facility or challenging or raising any defense to the DIP Obligations or any lien of the DIP Lender. As long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall be permitted to pay budgeted compensation and reimbursement of expenses, allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amount so paid shall not reduce the Carve-Out.

Conditions Precedent to
Closing and Drawdown:    The Borrowers and Guarantors shall have executed the
                         definitive postpetition financing agreement described herein (the "DIP Loan Agreement"), and any and all related promissory notes, collateral documents and other instruments and agreements relating thereto. The
                         DIP Loan Agreement shall contain other conditions precedent to the occurrence of the Closing Date and the drawdown of the DIP Loan, including, without limitation:

                         (a) The Subordinate DIP Creditors (i) shall have (x) consented in writing to the superpriority administrative claim, and priming lien, granted to the DIP Lender, (y) consented in writing to the Facility in accordance with Paragraph 14 of the "Interim Order Pursuant to Section 364(c) of the Bankruptcy Code (A) Authorizing Debtors to Obtain Postpetition Financing (B) Providing Adequate Protection to Certain Secured Creditors and (C) Scheduling a Final Hearing on the Motion, Pursuant to Bankruptcy Rule 4001," (the "April Interim DIP Order") and (z) waived the requirement under Paragraph 15 of the April Interim DIP Order to be paid in full from the proceeds of the Facility,
                              (ii) shall have entered into an amendment to the

                              Subordinate DIP Loan Agreement and an
                              intercreditor and subordination agreement with DIP Lender on terms satisfactory to DIP Lender in its sole discretion, pursuant to which, among other things, (A) no further borrowings thereunder would be permitted, (B) all Loans (as defined in the Subordinate DIP Loan Agreement) outstanding under the Subordinate DIP Facility in the approximate amount of not less than $15,000,000 in principal amount shall be and become a term loan (the "Subordinate Term Loan") having a maturity no earlier than the scheduled Maturity Date (or such later date to which the Maturity Date is extended with the consent of the DIP Lender), (C) covenant compliance would be stayed in favor of compliance with the DIP Loan Agreement, and (D) the exercise by the Subordinate DIP Creditors of their rights and remedies thereunder would be stayed pending full repayment of all amounts owing under the Facility, (iii) such Subordinate Term Loan shall bear interest at the same rate as that provided in the Subordinate DIP Loan Agreement, payable upon maturity (and subject to the subordination). Pursuant to said intercreditor and subordination agreement, all liens granted as security for such Subordinate Term Loan and the payment of all principal, interest and fees owing in respect of the Subordinate DIP Loan Agreement shall be subordinate in priority of lien and right of payment (together with any superpriority administrative expense claims arising in favor of the Subordinate DIP Lender pursuant to the April Interim DIP Order or any final order relating to the Subordinate DIP Facility as amended in accordance with the Facility) to the prior payment in full of all amounts at any time due and payable pursuant to the Facility or pursuant to any Final Order (as defined herein) relating to the Facility. The intercreditor and subordination agreement with the Subordinate DIP Creditors would include appropriate protections for the DIP Lender with respect to the collateral that is the subject of the Permitted Wachovia Liens.

                         (b) Entry of an order of the Bankruptcy Court (the "Final Order"), after notice given and a final hearing conducted in accordance with Bankruptcy Rule 4001(c), authorizing and approving the transactions contemplated in the DIP Loan Agreement, the amendment to the Subordinate DIP Loan Agreement and the intercreditor and subordination agreements contemplated by this Proposal Outline, the modification of the April Interim DIP Order required by the DIP Loan Agreement, including the subordination of the liens and superpriority administrative claims granted to the Subordinate DIP Creditors thereunder and finding, inter alia, that (i) the

                              DIP Lender is extending credit to the Borrowers and the Guarantors in good faith within the meaning of section 364(e) of the Bankruptcy Code, and (ii) the grant to the DIP Lender of liens senior in right of priority to the liens granted to the Subordinate DIP Creditors is permitted under section 364(d)(1) of the Bankruptcy Code and that the Subordinate DIP Creditors are adequately protected in respect thereof. The Final Order shall (i) approve the payment by the Borrowers and Guarantors of, inter alia, the Closing Fee, the Deposit (as defined in the Proposal Letter) and the professional fees of the DIP Lender referred to herein, (ii) provide for the automatic perfection of the DIP Lender's first priority liens on and security interests in the DIP Collateral and the subordination of all liens and claims of the Subordinate DIP Creditors to the liens and claims of the DIP Lender, (iii) provide for the automatic vacation of the automatic stay upon the occurrence of a Default or an Event of Default to permit enforcement of the DIP Lender's remedies under the DIP Loan Agreement, including, without limitation, the enforcement upon three (3) business days prior written notice, of such remedies against the DIP Collateral, (iv) prohibit the granting of any liens, security interests or superpriority administrative claims senior or equal in priority of lien or right of payment to the liens and claims of the DIP Lender and require that the proceeds of any subsequent debtor in possession financing be used to repay all amounts outstanding owed to DIP Lender under the DIP Loan Agreement, any other DIP Loan documentation or otherwise, in full, (v) otherwise be in form and substance satisfactory to the DIP Lender in its sole discretion.

                         (c) The Final Order shall have become a final order and shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the DIP Lender.

                         (d) Payment of all costs, fees (including, without limitation, the Closing Fee, and the DIP Lender's attorneys', financial advisors' and other professionals' fees) and expenses owing to the DIP Lender as referenced herein or in the DIP Loan Agreement.

                         (e) Receipt by the DIP Lender of the Cash Budget, the Business Plan and other financial information, asset ownership and value information, and other information that the DIP Lender may request, all in form and substance satisfactory to the DIP Lender in its sole discretion.

                         (f) The Borrowers and the Guarantors and, as applicable, the Subordinate DIP Creditors and the Notes Trustee shall have executed the DIP Loan Agreement, an amendment to the Subordinate DIP Loan Agreement, intercreditor and subordination agreements and all other documentation with respect thereto, in each case in form and substance satisfactory to the DIP Lender in its sole discretion.

                         (g) There shall have occurred no material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers and the Guarantors, taken as a whole, since December 31, 2001 (other than as described in the next sentence), (ii) the ability of the Borrowers and the Guarantors to perform their respective obligations under the loan documentation or (iii) the ability of the DIP Lender to enforce the loan documentation (any of the foregoing being a "Material Adverse Change"). Exceptions to clause (i) above would be made for
                              (A) non-payment of interest on March 1, 2002 with respect to the 12 1/4 % Senior Secured Notes of ABIZ, due September 1, 2004 (the "Senior Secured Notes"), (B) commencement of the Cases and the events in connection therewith, (C) market closures preceding the Closing Date (to the extent disclosed on a schedule to the DIP Loan Agreement and acceptable to the DIP Lender in its reasonable discretion) and (D) the director and officer changes referenced in subsections (r) and (s) below.

                         (h) Governmental and third party consents and approvals necessary in connection with the Facility and the transactions contemplated thereby shall have been obtained and shall remain in effect (other than consents and approvals not relating to material assets and otherwise not material to the business of the Borrowers and Guarantors); and no law or regulation shall be applicable in the judgment of the DIP Lender that restrains, prevents or imposes materially adverse conditions upon the Facility or the transactions contemplated thereby.

                         (i) If, on or prior to the Closing Date, ACC shall have filed or had filed against it a petition seeking an order for relief under Bankruptcy Code,

                              ACC shall have obtained such approvals of any bankruptcy court presiding over any such bankruptcy case (relating to lien and claim priorities and subordinations and other matters pertaining to ACC, all as described in this Proposal Outline) as the DIP Lender determines in its sole discretion is appropriate.

                         (j) All objections of the Ad Hoc Committee of holders of Senior Secured Notes and The Bank of New York, as indenture trustee, the U.S. Trustee, the Official Committee of Unsecured Creditors, or of any other person, to the Final Order shall have been withdrawn or resolved in a manner satisfactory to the DIP Lender in its sole discretion. If any subordinate liens or superiority administrative claims are granted to the Notes Trustee, the Notes Trustee and the holders of the Senior Secured Notes shall have entered into an intercreditor and subordination agreement with the DIP Lender in form and substance satisfactory to the DIP Lender and its counsel in its sole discretion.

                         (k) The arrangements for the payroll system for ABIZ and its subsidiaries shall be satisfactory to the DIP Lender in its reasonable discretion, provided that deposits and disbursements of funds for payroll and related taxes (including all funds on deposit as of the date of the Proposal Letter or thereafter) shall be made to and from ABIZ (rather than ACC) payroll accounts.

                         (l) ABIZ shall have provided the DIP Lender with evidence reasonably acceptable to the DIP Lender demonstrating that reasonably acceptable progress has been made in connection with the modifications to the ABIZ/ACC Management Services Agreement in the manner specified by the DIP Lender in its reasonable discretion.

                         (m) No Default or Event of Default shall exist under any of the loan documents.

                         (n) All representations and warranties shall be true and correct in all material respects as of the Closing Date.

                         (o) Payment of all fees, costs, expenses and other amounts then due and payable to the DIP Lender, including, without limitation, internal fees, costs and expenses and the fees and expenses of the DIP Lender's counsel and financial and other advisors.

                         (p) The making of the DIP Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

                         (q) Evidence shall have been furnished of the liquidation and dissolution of Structus Technologies, Inc., a South Carolina corporation.

                         (r) the resignations of John R. Rigas, James P. Rigas, Michael J. Rigas and Timothy J. Rigas, and each other member of their family, as directors and officers of the Borrowers and the Guarantors, shall have been completed and finally approved by the Bankruptcy Court.

                         (s) the appointment of Robert Guth and Edward E. Babcock, respectively, or other persons reasonably acceptable to the DIP Lender, as the chief executive officer and chief financial officer of each Borrower and each Guarantors, and their election or appointment as directors of each such entity, shall have been completed and, to the extent required by law, finally approved by the Bankruptcy Court.

Representations
and Warranties:          Those  representations  and  warranties  as are
                         customary or appropriate in the context of the proposed
                         DIP Loan Agreement and acceptable to the DIP Lender, including, without limitation, with respect to: valid existence, requisite power, due authorization, no conflict with agreements or applicable law, enforceability of loan documentation, absence of Material Adverse Change, ownership of subsidiaries and continued effectiveness of the Final Order.


Affirmative Covenants:   The DIP Loan Agreement shall contain affirmative
                         covenants required by the DIP Lender, including, without limitation: (i) delivery of weekly cash control reports, monthly cash operations reports, monthly operating reports and monthly Variance Reports, and reports detailing collections on DIP Collateral, including accounts receivable, and collections from the sale or disposition of DIP Collateral, officers' certificates, reporting packages and financial and other information requested by the DIP Lender, (ii) delivery monthly of a status report on asset sales
                         (including, in the case of Paydown Permitted Asset
                         Sales and Non-Paydown Permitted Asset Sales, details thereof) and payment to the DIP Lender of the proceeds thereof (except as to Non-Paydown Permitted Asset

                         Sales), (iii) payment of all postpetition taxes and other obligations, (iv) notices of defaults, litigation and other material events, (v) monthly accounts receivable aging report for the preceding month (in accordance with the Cash Budget and the Business Plan),
                         (vi) delivery of all pleadings, motions and other documents filed on behalf of the Borrowers with the Bankruptcy Court, and (vii) compliance in all material respects with laws.

Negative Covenants:      The DIP Loan Agreement  shall contain  negative
                         covenants required by the DIP Lender, including, without limitation, with respect to (i) liens, (ii) indebtedness, (iii) investments, (iv) affiliate transactions, (v) free cash flow, (vi) payment of prepetition claims other than in accordance with orders of the Bankruptcy Court and in accordance with the Cash
                         Budget, (vii) the existence of any claims entitled to a superpriority under section 364(c)(1) of the Bankruptcy
                         Code other than the superpriority claims of the DIP
                         Lender (and the Subordinate DIP Creditors) and (viii) any adverse change in the Final Order.

Collateral Value:        In addition to the blanket first priority lien
                         specified in this Proposal Outline to be granted tothe
                         DIP Lender, the Borrowers shall be obligated to maintain DIP Collateral meeting such eligibility criteria as the DIP Lender may establish from time to time in its discretion and having an aggregate "quick sale value" (as calculated by the DIP Lender in its sole discretion) that, at all times from and after the time of the entry of the Final Order until all DIP
                         Obligations have been paid in full, at least equals the greater of: (i) $40,000,000 (subject to reduction as part of paydowns of the DIP Loan); or (ii) an amount equal to 200% of the DIP Obligations then outstanding
                         (whether or not then due or payable).

Accounts Receivable:     Whether or not included from time to time in the
                         calculation of Collateral Value, the Borrowers shall maintain, at all times, bona fide accounts receivable, satisfying such eligibility criteria and in such aggregate amounts as the DIP Lender may establish from time to time in its sole discretion. In any case, accounts receivable owing by ABIZ or ACC or the Rigas family, or any of their respective affiliates, shall be ineligible.

Wachovia L/Cs:           Following  the Closing  Date,  the Borrowers and the
                         Guarantors shall use reasonable commercial efforts to arrange for the $20,000,000 letter of credit issued by Wachovia Bank to the Commonwealth of Pennsylvania in respect of the existing contract between said
                         Commonwealth and ABIZ-PA to be replaced by a letter of credit in like face amount issued by the DIP Lender or its designee. As part of such replacement, the Permitted Wachovia Lien on the cash collateral securing such letter of credit would terminate and such cash collateral would be delivered to the issuer of the replacement letter of credit as collateral therefor.
                         The DIP Lender would be entitled to retain a second priority lien on that cash collateral as further security for the DIP Obligations. At the DIP Lender's reasonable request, the Borrowers and the Guarantors would likewise use their reasonable commercial efforts to arrange for the replacement of any or all other
                         Wachovia letters of credit designated by the DIP Lender with letters of credit issued by the DIP Lender or its designee and transfer of the cash collateral therefor under like arrangements.

                         Reasonable commercial efforts shall not require the Borrowers or Guarantors to pay any non-nominal consent, termination or similar fee as a condition to obtaining any necessary consent or approval of Wachovia or any letter of credit beneficiary to any such replacement, but shall obligate them to pay any reasonable incidental expenses (including reasonable attorneys' fees and disbursements) of any such person, as well as of the DIP Lender.

Events of Default:       The DIP Loan  Agreement  shall  contain  Events of
                         Default required by the DIP Lender, including, without limitation: (i) the entry of an order dismissing any of the Cases or converting any of the cases to a chapter 7 case, (ii) the entry of an order appointing a chapter
                         11 trustee in any of the Cases, (iii) the entry of an order granting any other claim superpriority status or a lien or security interest equal or superior to that granted to the DIP Lender in any of the Cases, (iv) the entry of an order that in any respect stays, reverses, vacates or otherwise modifies the DIP Loan Agreement, any intercreditor and subordination agreement or the Final Order without the prior written consent of the DIP Lender, (v) the entry of an order in any of the Cases appointing an examiner having enlarged powers beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code, (vi) the failure of any of the Borrowers to pay (a) interest or fees when due and such default shall continue for two business days; or (b) principal when due, (vii) the failure of any of the Borrowers or Guarantors to comply with any negative covenant, collateral covenant, collateral value covenant or accounts receivable covenant or the covenants pertaining to the Permitted Wachovia Liens,
                         (viii) the actual or substantive consolidation or combination of any Borrower with any other person
                         (other than a Borrower), (ix) the ABIZ/ACC Management

                         Services Agreement shall be terminated or rejected, unless within 60 days thereafter the services provided thereunder by ACC shall have been replaced by substantially equivalent services under arrangements satisfactory to the DIP Lender in its reasonable discretion, (x) the failure of any of the Borrowers or Guarantors to perform or comply with any other term or covenant and such default shall continue unremedied for a period of 10 days, (xi) any representation or warranty by any of the Borrowers or Guarantors shall be incorrect or misleading in any material respect when made, (xii) an unfavorable Free Cash Flow Variance, as described below, shall occur, and (xiii) any other event which constitutes an Event of Default under the Subordinate DIP Loan Agreement. Cure periods (such as the 60-day cure period in clause (ix) above) would not stay the occurrence of Events of Default under other subclauses even if arising out of or related to the same circumstance or event that is the subject of such cure.

                         An unfavorable "Free Cash Flow Variance" shall occur if there is an unfavorable variance (as compared to the Business Plan, assuming all elements of calculation are contained therein) with respect to free cash flow of the greater of $5,000,000 or 20%, in either case on a cumulative basis following the Closing Date. (In the DIP Loan Agreement, these dollar and percentage variances may be adjusted, depending on the results of the DIP Lender's continuing due diligence.) Free cash flow would be defined in the DIP Loan Agreement and, in general (and subject to further agreement of the Borrowers and the DIP Lender), would be measured as EBITDA minus cash capital expenditures, in each case for the cumulative period then being measured.

Remedies:                Upon the  occurrence  of an Event of Default,  the DIP
                         Lender, upon three business days written notice to the Borrowers, the Guarantors, the United States Trustee and any statutory committee appointed in the Cases, may terminate the Facility (the date of any such termination, the "Termination Date", and any notice to the Borrowers declaring such a termination, a "Termination Notice"), declare the DIP Obligations in respect of the DIP Loan Agreement to be immediately due and payable, set off immediately any and all amounts in any cash collateral account and exercise all rights and remedies under the DIP Loan Agreement and other loan documents and the Final Order. The DIP Lender shall have other customary remedies under the DIP Loan
                         Agreement.

Financial and Other
Reporting Requirements:  Each of the Borrowers and Guarantors shall provide all information reasonably requested by the DIP Lender.

Indemnification:         The Borrowers and the Guarantors  shall  indemnify and
                         hold harmless the DIP Lender and each of its affiliates and each of the respective officers, directors, employees, agents, advisors, attorneys and representatives of each (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party
                         (including, without limitation, in connection with or relating any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of the Facility, the loan documentation or any of the transactions contemplated thereby, or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, the Guarantors, any of their directors, securityholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers and the Guarantors further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrowers and the Guarantors or any of their securityholders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgement by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.

Fees and Expenses:       The Borrowers and Guarantors  shall jointly and
                         severally pay all (i) reasonable costs and expenses of the DIP Lender (including all reasonable fees, expenses and disbursements of outside counsel and financial and other advisors) in connection with the negotiation, preparation, execution, delivery and administration of the DIP Loan Agreement and the other DIP loan documents
                         (including, without limitations, intercreditor and subordination agreements) and (ii) costs and expenses of the DIP Lender (including all reasonable fees, expenses and disbursements of counsel and financial and other advisors) in connection with any amendment thereof and the enforcement or protection of any of their rights and remedies under the DIP Loan Agreement and the loan documentation. (The Proposal Letter provides for the payment of the unpaid portion of the $250,000 Initial Deposit (as defined therein) as part of the acceptance of the Proposal Letter.)

Governing Law:           New York, except as governed by the Bankruptcy Code.

This Proposal Outline is not intended to be all-inclusive and is subject to the terms of the Proposal Letter, including, but not limited to, internal credit approval of the Proposed Facility (as defined in such letter) as well as compliance with the final terms and conditions upon which any such credit approval may be obtained. There can be no assurance that such credit approval will be recommended or obtained. If recommended and obtained, comprehensive documentation of the transaction, in form and substance satisfactory to the DIP Lender in its discretion, will have to be prepared.